Exhibit 99. 1

BioAmber Inc. Announces Registered Direct Offering; Termination of Underwriting Agreement for Previously-Announced Public Offering

MONTREAL, Feb. 9, 2018 /PRNewswire/-BioAmber Inc. (NYSE: BIOA) (TSX: BIOA) (“BioAmber” or the “Company”), announced today that it has entered into definitive agreements with certain institutional investors to purchase an aggregate of 46.67 million Series A units (or equivalent Series B Units), with each Series A unit consisting of one share of common stock, one Series A warrant to purchase one share of common stock and one Series B warrant to purchase one share of common stock, and each Series B unit consisting of one pre-funded warrant to purchase one share of common stock, one Series A warrant to purchase one share of common stock, one Series B warrant to purchase one share of common stock and one Series C warrant to purchase shares of common stock (subject to adjustment), at a price to the purchasers of US$0.15 per Series A unit and US$0.149 per Series B unit.

The Series A warrants have an exercise price of US$0.15 and a term of six (6) months, exercisable upon the date of issuance. The Series B warrants have an exercise price of US$0.15 and a term of five (5) years, exercisable upon the date of issuance. The pre-funded warrants have an exercise price of US$0.15 per share, which will be pre-paid upon issuance, except for a nominal exercise price of US$0.001 per share and, consequently, no additional payment or other consideration (other than the nominal exercise price of US$0.001 per share) will be required to be delivered to the Company by the holder upon exercise of the pre-funded warrants. The Series C warrants have a nominal exercise price of US$0.00001 per share and, consequently, no additional payment or other consideration (other than the nominal exercise price of US$0.00001 per share) will be required to be delivered to the Company by the holder upon exercise of the Series C warrants. The pre-funded warrants and the Series C warrants will be exercisable upon the date of issuance until exercised in full. The shares of common stock and the warrants will be immediately separable and will be issued separately.

The number of shares underlying the Series C warrants is initially zero, but may be increased at the end of the 5th trading day following the public announcement of this offering (or such earlier trading day on which 90% of our daily volume weighted average price of the Company’s common stock on the Company’s trading market on such date is equal to or less than $0.05), to an amount equal to the difference between (1) subscription amount of each purchaser of the Series B units divided by the lesser of (a) the original per-unit purchase price of the Series B units and (b) the greater of (i) 90% of the lowest daily volume weighted average price of the Company’s common stock on the Company’s trading market during the five trading days including and immediately prior to such date and (ii) $0.05, and (2) the sum of the number of shares of common stock and pre-funded warrants, if any, issued to the purchaser at the closing of this offering.

The per-share exercise prices of the Series A warrants and the Series B warrants may be decreased (but not increased) at the end of the 5th trading day following the public announcement of this offering, to an amount equal to the lesser of (a) the then exercise price, as adjusted, and (b) the greater of (i) 90% of the lowest daily volume weighted average price of the Company’s common stock on the Company’s trading market during the five trading days including and immediately prior to such date and (ii) $0.05 (as adjusted for any reverse and forward stock splits, recapitalizations and similar transactions following the date of issuance), and the number of shares issuable under the Series A warrants and Series B warrants will be increased such that the aggregate exercise price payable thereunder, after taking into account the adjusted exercise price, will be equal to the aggregate exercise price prior to the Trigger Date.

In addition, if at any time while any of the warrants are still outstanding, the Company issues common stock or any type of securities giving the holders thereof the right to purchase common stock at a price below the purchase price (as adjusted) of the pre-funded warrants or the exercise price of the Series A warrants and the Series B warrants, the purchasers will have full-ratchet anti-dilution protection on any outstanding pre-funded warrants (via an increase in the number of shares of common stock underlying the pre-funded warrants) and the Series A warrants and Series B warrants (via a decrease in the exercise price per share thereof), subject to a $0.05 floor.

The aggregate gross proceeds to the Company (assuming no exercise of the warrants) are approximately US$7.0 million, before deducting placement agent fees and estimated offering expenses.

H.C. Wainwright & Co. is acting as the exclusive placement agent in connection with this offering.

The closing of the offering is subject to customary closing conditions, and the quotation of the Company’s common stock on the OTCBB. The closing of the offering is expected to occur two trading days following the quotation of the Company’s common stock on the OTCBB. The Company intends to use the net proceeds of the offering for working capital and general corporate purposes.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The securities described above are being offered by the Company pursuant to a “shelf” registration statement (File No. 333-215408) previously filed with the Securities and Exchange Commission (the “SEC”) on January 3, 2017 and declared effective by the SEC on January 12, 2017.

The offering may be made only by means of a prospectus supplement and the accompanying prospectus. A final prospectus supplement and the accompanying prospectus will be filed with the SEC and once filed, copies can be obtained by contacting H.C. Wainwright & Co., LLC, 430 Park Avenue, New York, NY 10022, by telephone 646-975-6996 or by email at placements@hcwco.com or at the SEC’s website at http://www.sec.gov.

The Company will not be seeking the approval of the TSX in connection with this offering and it is expected that, as a result, the Company’s common stock may be delisted from the TSX.

The Company also announced that the underwriting agreement for its underwritten public offering that priced on February 6, 2018 has been terminated by the Company’s underwriter for this offering, due to the suspension and potential delisting of the Company’s common stock from the NYSE. As a result of the termination of the underwriting agreement, no shares of common stock or warrants to purchase common stock will be issued in the underwritten public offering.

About BioAmber

BioAmber (NYSE: BIOA; TSX: BIOA) is a renewable materials company. Its innovative technology platform combines biotechnology and catalysis to convert renewable feedstock into building block materials that are used in a wide variety of everyday products including plastics, paints, textiles, food additives and personal care products.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about BioAmber, including but not limited to statements with respect to the consummation of the registered direct offering. BioAmber may use words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” “would,” “plan,” “projected” or the negative of such words or other similar words or phrases to identify such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things, whether or not BioAmber will be able to obtain and, if obtained, maintain, the quotation of its common stock on the OTCBB, generate sufficient cash flows and obtain the additional financing necessary to continue as a going concern and to grow its business, develop its products and respond to competitive pressures, the impact of the termination of BioAmber’s joint venture with Mitsui & Co. Ltd. on its ability to maintain and expand its operations at its Sarnia, Ontario facility, market and other conditions, the satisfaction of customary closing conditions related to the underwritten offering of common stock and warrants, our ability to maintain the listing of our common stock on the NYSE, BioAmber’s business and financial condition, and the impact of general economic, industry or political conditions in the United States or internationally. For additional disclosure regarding these and other risks faced by BioAmber, see disclosures contained in BioAmber’s public filings with the SEC, including the risks discussed under the heading “Item 1.A Risk Factors” in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, and under the heading “Risk Factors” of the prospectus supplement for this offering. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and BioAmber undertakes no obligation to update such statements as a result of new information.

Company Contact:

Roy McDowall

Sr. VP Communication & Strategy

514-844-8000 Ext. 260

roy.mcdowall@bio-amber.com